Exhibit 99.1

Eversource Energy Reports Full-Year & Fourth Quarter 2025 Results

HARTFORD, Conn. and BOSTON, Mass. (February 12, 2026) – Eversource Energy (NYSE: ES) today reported full-year 2025 earnings of $1.69 billion, or $4.56 per share, compared with full-year 2024 earnings of $811.7 million, or $2.27 per share. Non-GAAP recurring earnings totaled $1.77 billion1, or $4.76 per share1, for the full-year 2025, compared with $1.63 billion1, or $4.57 per share1, for the full-year 2024. The Company's 2025 updated non-GAAP recurring earnings guidance was between $4.72 and $4.80 per share.1

Eversource reported fourth quarter 2025 earnings of $421.3 million, or $1.12 per share, compared with fourth quarter 2024 earnings of $72.5 million, or $0.20 per share. Non-GAAP earnings totaled $421.3 million, or $1.12 per share, in the fourth quarter of 2025 and $370.8 million1, or $1.01 per share1, in the fourth quarter of 2024.

Results for the full-year 2025 include an aggregate net after-tax loss of $75.0 million, or $0.20 per share, related to an increase in Eversource’s liability for expected future payments to Global Infrastructure Partners as part of the September 30, 2024 sale of the South Fork Wind and Revolution Wind projects, net of tax benefits associated with the tax losses on the sale of these projects. Results for the full-year 2024 include an aggregate net after-tax loss of $524.0 million, or $1.47 per share, related to Eversource completing the sales of its offshore wind investments. Also, in the fourth quarter 2024, the Company recorded an after-tax loss of $298.3 million related to the pending sale of the Aquarion Water Company. The full year 2024 impact of this loss was $0.83 per share, while the fourth quarter 2024 impact was $0.81 per share. These impacts are excluded from non-GAAP recurring earnings.

“In 2025, we executed on our priorities of delivering solid operational and financial results, strengthening our balance sheet, and improving cash flow from operations. We also made significant progress in achieving constructive regulatory outcomes by working collaboratively with our regulators during a time of extensive change at the state and federal levels. This solid execution would not have been possible without our highly dedicated team of nearly 11,000 employees who work expertly and passionately to serve our communities and customers,” said Eversource Chairman, President and Chief Executive Officer Joe Nolan.

“Looking ahead to 2026, we will continue to focus on energy affordability for our customers, making prudent investments and exercising cost discipline. We'll also continue to adopt innovative technology solutions to improve our delivery of safe, reliable and affordable energy that our customers need and deserve. We are very excited about Eversource’s future as a pure-play regulated utility company with solid growth opportunities,” said Nolan.

Annual Outlook, 5-year Investment Plan and Financing Activity

Eversource Energy's annual projection for 2026 earnings is between $4.80 per share and $4.95 per share. The Company also expects that its cumulative long-term earnings per share growth rate would be within the range of 5 to 7 percent through 2030, using the 2025 non-GAAP results of $4.76 per share1 earned as the base year. In addition, the Company expects annual earnings growth towards the upper half of its long-term guidance by 2028.

Eversource released its new five-year $26.5 billion investment plan for the years 2026 to 2030, which is an increase of $2.3 billion dollars over its previous plan of $24.2 billion and an increase of $1.5 billion for the years 2025 to 2029. Both time periods exclude any capital investments related to Aquarion Water Company. This increase is primarily due to higher electric and natural gas distribution investment. These investments enable Eversource to continue to provide customers with safe and reliable service, support load growth and clean energy objectives for the Eversource territory.

Eversource expects to raise equity in the range of $800 million to $1.1 billion, excluding the annual equity issuances related to its dividend reinvestment and equity compensation programs, over its forecast period of 2026-2030. This equity raise is not impacted by the status of the potential sale of Aquarion.

Electric Transmission

Eversource’s transmission segment earned $776.7 million in 2025, compared with earnings of $724.6 million in 2024. Transmission earnings were $183.7 million in the fourth quarter of 2025, compared with $184.0 million in the fourth quarter of 2024. Transmission segment results improved due primarily to continued investment in Eversource’s electric transmission system. Fourth quarter results were slightly lower due primarily to the absence of a carrying charge benefit recorded in the prior year.

Electric Distribution

Eversource’s electric distribution segment earned $667.1 million in 2025, compared with earnings of $631.7 million in 2024. Electric distribution earned $95.5 million in the fourth quarter of 2025, compared with earnings of $110.4 million in the fourth quarter of 2024. Fourth quarter and full year 2025 earnings were negatively impacted by a charge to earnings for customer credits at NSTAR Electric as a result of the joint settlement agreement approved in Massachusetts on December 1, 2025. Improved full-year results were due primarily to higher revenues from base distribution rate increases at Eversource's New Hampshire and Massachusetts electric businesses, and continued investments in our distribution system. The higher revenues were partially offset by higher interest expense, higher non-tracked operations and maintenance expense (O&M), as well as higher property taxes and depreciation.

Natural Gas Distribution

Eversource’s natural gas distribution segment earned $360.5 million in 2025, compared with earnings of $291.0 million in 2024. Natural gas distribution earned $123.6 million in the fourth quarter of 2025, compared with earnings of $103.4 million in the fourth quarter of 2024. Improved full-year and fourth-quarter results were due primarily to higher revenues from base distribution rate increases at Eversource's Massachusetts natural gas businesses to recover continued investment in our natural gas infrastructure, as well as a base distribution rate increase at Yankee Gas effective November 1, 2025. The higher revenues were partially offset by higher O&M, which included a charge resulting from penalties recorded as part of NSTAR Gas' settlement agreement with the Attorney General in December 2025 and an unfavorable impact from the Yankee Gas rate case decision, higher depreciation, interest and property tax expense.

Water Distribution

Eversource’s water distribution segment, excluding the prior year loss on the pending sale noted above, earned $44.2 million in 2025, compared with earnings of $44.6 million1 in 2024. Water distribution earned $7.4 million in the fourth quarter of 2025, compared with earnings of $7.5 million1 in the fourth quarter of 2024. Results in both periods were comparable to prior year results.

Eversource Parent and Other Companies

Eversource parent and other companies, excluding the net losses from offshore wind, lost $(81.1) million1 in 2025 compared with $(57.9) million1 in 2024, and earned $11.1 million in the fourth quarter of 2025, compared to losses of $(34.5) million1 in the fourth quarter of 2024. The full year loss is driven by higher interest expense due primarily to the absence of capitalized interest as a result of the sale of our offshore wind projects in the third quarter of 2024, partially offset by a lower effective tax rate. Fourth quarter and full year 2025 results also include a benefit from the approved recovery of costs to acquire Eversource Gas Company of Massachusetts (EGMA) as part of the Massachusetts joint settlement agreement approved on December 1, 2025.

Eversource Energy Consolidated Earnings

The following table reconciles 2025 and 2024 fourth quarter and full-year GAAP earnings per share including the effects of share dilution in 2025:

		Fourth Quarter	Full Year
2024	Reported GAAP EPS	$0.20	$2.27
	Electric transmission segment earnings	(0.01)	0.06
	Electric distribution segment earnings	(0.05)	0.03
	Natural gas distribution segment earnings	0.05	0.16
	Water distribution segment earnings	—	—
	Parent and other companies	0.12	(0.06)
	Absence of 2024 losses from sale of offshore wind investments, partially offset by the net loss to increase the offshore wind contingent liability recorded in the third quarter 2025	—	1.27
	Absence of prior year loss on pending sale of the water distribution business	0.81	0.83
2025	Reported GAAP EPS	$1.12	$4.56

Financial results for the fourth quarter and full-year 2025 and 2024 for Eversource Energy’s business segments and parent and other companies are noted below:

Three months ended:

(in millions, except EPS)	December 31, 2025	December 31, 2024	Increase/ (Decrease)	2025 EPS	2024 EPS [1]	Increase/ (Decrease)
Electric Transmission	$183.7	$184.0	$(0.3)	$0.49	$0.50	$(0.01)
Electric Distribution	95.5	110.4	(14.9)	0.25	0.30	(0.05)
Natural Gas Distribution	123.6	103.4	20.2	0.33	0.28	0.05
Water Distribution [1]	7.4	7.5	(0.1)	0.02	0.02	—
Parent and Other Companies	11.1	(34.5)	45.6	0.03	(0.09)	0.12
Loss on pending sale of the water distribution business	—	(298.3)	298.3	—	(0.81)	0.81
Reported Earnings	$421.3	$72.5	$348.8	$1.12	$0.20	$0.92

Full year ended:

(in millions, except EPS)	December 31, 2025	December 31, 2024	Increase/ (Decrease)	2025 EPS [1]	2024 EPS [1]	Increase/ (Decrease)
Electric Transmission	$776.7	$724.6	$52.1	$2.09	$2.03	$0.06
Electric Distribution	667.1	631.7	35.4	1.80	1.77	0.03
Natural Gas Distribution	360.5	291.0	69.5	0.97	0.81	0.16
Water Distribution [1]	44.2	44.6	(0.4)	0.12	0.12	—
Parent and Other Companies [1]	(81.1)	(57.9)	(23.2)	(0.22)	(0.16)	(0.06)
Losses on Offshore Wind	(75.0)	(524.0)	449.0	(0.20)	(1.47)	1.27
Loss on pending sale of the water distribution business	—	(298.3)	298.3	—	(0.83)	0.83
Reported Earnings	$1,692.4	$811.7	$880.7	$4.56	$2.27	$2.29

Eversource Energy has approximately 375 million common shares outstanding and operates New England’s largest energy delivery system. It serves approximately 4.6 million electric, natural gas and water customers in Connecticut, Massachusetts and New Hampshire.

CONTACT:

Rima Hyder (Investor Relations)

(781) 441-8882

William Hinkle (Media Relations)

(603) 634-2228

Note: Eversource Energy will webcast a conference call with senior management on February 13, 2026, beginning at 9 a.m. Eastern Time. The webcast and associated slides can be accessed through Eversource Energy’s website at eversource.com or directly on the Investor Relations website at investors.eversource.com.

1All per-share amounts in this news release are reported on a diluted basis. The only common equity securities that are publicly traded are common shares of Eversource Energy. The earnings discussion includes financial measures that are not recognized under generally accepted accounting principles (non-GAAP) referencing earnings and EPS excluding losses associated with our previous offshore wind investments, a loss on the pending sale of the Aquarion water distribution business, and a loss on the disposition of land that was initially acquired to construct the Northern Pass Transmission project and was subsequently abandoned. EPS by business is also a non-GAAP financial measure and is calculated by dividing the net income attributable to common shareholders of each business by the weighted average diluted Eversource Energy common shares outstanding for the period. The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities of such business, but rather represent a direct interest in Eversource Energy’s assets and liabilities as a whole. Eversource Energy uses these non-GAAP financial measures to evaluate and provide details of earnings results by business and to more fully compare and explain results without including these items. This information is among the primary indicators management uses as a basis for evaluating performance and planning and forecasting of future periods. Management believes the impacts of the losses associated with our previous offshore wind investments, the loss on the pending sale of the Aquarion water distribution business, and the loss on the disposition of land associated with an abandoned project are not indicative of Eversource Energy's ongoing costs and performance. Management views these charges as not directly related to the ongoing operations of the business and therefore not an indicator of baseline operating performance. Due to the nature and significance of the effect of these items on net income attributable to common shareholders and EPS, management believes that the non-GAAP presentation is a more meaningful representation of Eversource Energy's financial performance and provides additional and useful information to readers of this report in analyzing historical and future performance of the business. These non-GAAP financial measures should not be considered as alternatives to reported net income attributable to common shareholders or EPS determined in accordance with GAAP as indicators of Eversource Energy's operating performance.

This document includes statements concerning Eversource Energy’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the U. S. federal securities laws. Generally, readers can identify these forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “pending,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “would,” “should,” “could” and other similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements. Forward-looking statements are based on the current expectations, estimates, assumptions or projections of management and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to cyber events or breaches, including acts of war or terrorism, affecting our systems or the systems of third parties on which we rely;  unauthorized access to, and the misappropriation of, confidential and proprietary Company, customer, employee, financial or system operating information; actions or inaction of local, state and federal regulatory, public policy and taxing bodies; changes in laws, regulations, Presidential executive orders or regulatory policy, including compliance with laws and regulations, which may impact the cost of compliance and strategic initiatives of the Company; adverse publicity, which can harm our reputation, influence legislative and regulatory bodies, and result in unfavorable outcomes; variability in the costs and final investment returns of the Revolution Wind and South Fork Wind offshore wind projects as it relates to the purchase price post-closing adjustment under the terms of the sale agreement for these projects; the ability to qualify for investment tax credits; extreme weather, including severe storms, due to the impacts of climate change, and fluctuations in weather patterns; adequacy, contamination of, or disruption in, our water supplies; physical attacks or grid disturbances that may damage and disrupt our electric transmission and electric, natural gas, and water distribution systems; ability or inability to commence and complete our major strategic development projects and opportunities; breakdown, failure of, or damage to operating equipment, information technology systems, or processes of our transmission and distribution systems; changes in levels or timing of capital expenditures, including unplanned expenditures and increased capital expenditure requirements; changes in business conditions, which could include disruptive technology or development of alternative energy sources related to our current or future business model; substandard performance of third-party suppliers and service providers, or counterparties not meeting their obligations; limits on our access to, or increases in, the cost of capital, including disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly; changes in economic conditions, including impact on interest rates, tax policies, tariffs and customer demand and payment ability; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors.

Other risk factors are detailed in Eversource Energy’s reports filed with the Securities and Exchange Commission (SEC). They are updated as necessary and available on Eversource Energy’s website at investors.eversource.com and on the SEC’s website at www.sec.gov, and management encourages you to consult such disclosures.

All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy’s actual results, many of which are beyond our control. You should not place undue reliance on the forward-looking statements, as each speaks only as of the date on which such statement is made, and, except as required by federal securities laws, Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.